Exhibit 4.2

EPAM SYSTEMS, INC.

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2008, by and among: (i) EPAM Systems, Inc., a Delaware corporation (the “Company”); (ii) each of the Series A-1 Investors (as defined below); (iii) each of the Series A-2 Investors (as defined below); and (iv) each of the Common Stockholders (as defined below). The Series A-1 Investors and the Series A-2 Investors are referred to herein, collectively, as the “Investors”.

RECITALS

WHEREAS, the Company, the Series A-1 Investors and the Common Stockholders are parties to a Registration Rights Agreement dated as of January 20, 2006, as amended by the First Amendment to Registration Rights Agreement dated as of June 20, 2007 (the “Original Agreement”);

WHEREAS, effective upon the filing of the Restated Certificate (as defined below), each issued and outstanding share of the Company’s Series A Convertible Redeemable Preferred Stock, par value $.001 per share, shall be exchanged for one share of Series A-1 Preferred (as defined below);

WHEREAS, the Series A-2 Investors have entered into a Series A-2 Preferred Stock Purchase Agreement dated February 11, 2008 (the “Purchase Agreement”), whereby the Company shall issue and sell, and such Series A-2 Investors shall purchase, shares of the Company’s Series A-2 Preferred;

WHEREAS, the obligations of the Series A-2 Investors and the Company under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement;

WHEREAS, in consideration of the purchase of the Series A-2 Preferred, the Company desires to provide the Series A-2 Investors with registration rights as more fully set forth below; and

WHEREAS, in accordance with Section 3.1(a) of the Original Agreement, the Company, the holders of at least a majority of the Series A-1 Preferred then outstanding and the holders of at least a majority of the Common Stock then outstanding that are subject to this Agreement have agreed to amend and restate the Original Agreement in its entirety.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

General

1.1 Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “AAA” means the American Arbitration Association.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Common Registrable Securities” means (a) shares of Common Stock issued to the Common Stockholders and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Common Registrable Securities shall not include any other securities of the Company (i) sold by any person to the public either pursuant to a registration statement under the Securities Act or Rule 144 or (ii) with respect to which the registration rights of the Holder thereof have expired pursuant to Section 2.8 hereof.

(e) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(f) “Common Stockholders” means, collectively, the holders of Common Stock listed on Schedule 1 hereto and “Common Stockholder” means each of such holders.

(g) “Company” is defined in the preamble.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(i) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any transferee or assignee of record of such Registrable Securities to which the registration rights conferred by this Agreement have been transferred or assigned in accordance with Section 2.11 hereof.

(k) “Indemnified Party” is defined in Section 2.10(c).

(l) “Indemnifying Party” is defined in Section 2.10(c).

(m) “Initial Public Offering” means the Company’s first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

(n) “Initiating A-2 Holders” is defined in Section 2.2(b).

(o) “Initiating Holders” is defined in Section 2.2(a).

(p) “Investors” is defined in the preamble.

(q) “Original Agreement” is defined in the preamble.

(r) “Person” means any individual, entity or group, including, but not limited to, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or governmental entity.

(s) “Preferred Registrable Securities” means (a) shares of Common Stock issuable or issued to the Investors or issuable or issued upon conversion of the Shares and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Preferred Registrable Securities shall not include any securities of the Company (i) sold by any person to the public either pursuant to a registration statement under the Securities Act or Rule 144 or (ii) with respect to which the registration rights of the Holder thereof have expired pursuant to Section 2.8 hereof.

(t) “Purchase Agreement” is defined in the Recitals.

(u) “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

(v) “Registrable Securities” means the Common Registrable Securities and the Preferred Registrable Securities.

(w) “Registrable Securities then outstanding” equals the number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(x) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses and the expense of any special audits incidental to or required by any such registration (but excluding (i) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (ii) all underwriting discounts and all underwriting commissions, which shall be borne by the applicable seller in such registration). In addition, Registration Expenses shall include reasonable fees and disbursements of a single special legal counsel for the Holders selling Registrable Securities.

(y) “Restated Certificate” means the Company’s Second Amended and Restated Certificate of Incorporation, as further amended from time to time.

(z) “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(aa) “Rule 145” means Rule 145 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(bb) “SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(cc) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(dd) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer rates applicable to the sale of Registrable Securities and, except as set forth in the definition of “Registration Expenses” above, all fees and reimbursement of counsel for the Holders.

(ee) “Series A-1 Investors” means, collectively, Russia Partners II, LP, Russia Partners II EPAM Fund, LP and Russia Partners II EPAM Fund B, LP and “Series A-1 Investor” means each of the foregoing.

(ff) “Series A-2 Investors” means, collectively, the holders of Series A-2 Preferred listed on Schedule 1 hereto and “Series A-2 Investor” means each of such holders.

(gg) “Series A-1 Preferred” means the Series A-1 Convertible Redeemable Preferred Stock of the Company, par value $0.001 per share.

(hh) “Series A-1 Preferred Liquidation Amount” shall have the meaning set forth in the Restated Certificate.

(ii) “Series A-2 Preferred” means the Series A-2 Convertible Redeemable Preferred Stock of the Company, par value $0.001 per share.

(jj) “Series A-2 Preferred Liquidation Amount” shall have the meaning set forth in the Restated Certificate.

(kk) “Shares” means all shares of Series A-1 Preferred and Series A-2 Preferred issued to the Investors.

(ll) “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan of the Company (including on Form S-8 or any successor form), (ii) a registration statement of the Company relating to any corporate reorganization or other transaction under Rule 145, including any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) a registration statement related to the offer and sale of debt securities.

SECTION 2

Restrictions on Transfer; Registration

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act (or the equivalent law, rule or regulation in a non-U.S. jurisdiction) covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement (for purposes of clarification, this condition (A) shall apply only to transferees who acquired Shares or Registrable Securities prior to the Initial Public Offering and only with respect to such shares), (B) such Holder shall have notified the Company of the proposed disposition, including the manner and circumstances of the proposed disposition and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the foregoing, the parties hereto agree that an opinion of counsel will not be required in connection with any transfer of Shares or Registrable Securities made pursuant to and in accordance with Rule 144, Rule 144A or Regulation S under the Securities Act.

(b) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE

APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE ISSUER OF SUCH SECURITIES, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE ACT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF SUCH SECURITIES.

(c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if (i) the Company has completed the Initial Public Offering, (ii) the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend and (iii) the Holder shall have delivered such securities to the Company or its transfer agent.

(d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate Blue Sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders holding not less than a majority of the Preferred Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement with respect to all or part of the Preferred Registrable Securities under the Securities Act with an anticipated aggregate offering price of at least US$7,000,000, then the Company shall, within ten (10) calendar days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities, and, subject to the limitations of this Section 2.2, use its reasonable best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Preferred Registrable Securities that the Holders request to be registered pursuant to and in accordance with this Agreement.

(b) Notwithstanding the foregoing, if no Preferred Registrable Securities held by Series A-2 Investors are included in an Initial Public Offering, whether as a consequence of their own election, a determination made by the managing underwriter of the Initial Public Offering or for any other reason, Holders holding not less than a majority of the Series A-2 Preferred then outstanding (the “Initiating A-2 Holders”) may by written notice to the Company request that the Company file a registration statement with respect to all or part of the Preferred Registrable Securities held by the Series A-2 Investors under the Securities Act with an anticipated aggregate offering price of at least US$7,000,000. The Company shall, within ten (10) calendar days of the receipt of such notice, give written notice of such request to all Holders of Registrable Securities, and, subject to the limitations of this Section 2.2, use its reasonable best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Preferred Registrable Securities that the Series A-2 Investors request to be registered pursuant to and in accordance with this Agreement. The Company shall not be required to effect or take any action to effect a registration pursuant to this Section 2.2(b): (i) after the Company has effected one (1) such registration and such registration has been declared and ordered effective (which, for purposes of this Agreement, shall mean that the registration shall have been continuously effective for one hundred eighty (180) calendar days, or until all Preferred Registrable Securities covered thereby have been sold, if earlier); or (ii) if the Initiating A-2 Holders propose to dispose of Preferred Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below and the Company promptly takes all actions necessary to effect a registration of all requesting Series A-2 Investors’ Preferred Registrable Securities pursuant to Section 2.4 below.

(c) Notwithstanding the provisions of Section 2.2(a) and Section 2.2(b) above, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the President or Chief Executive Officer of the Company (A) stating that in the Board’s good faith judgment it would be seriously detrimental to the Company and its stockholders for such a registration statement to be filed in the near future, and (B) setting forth in reasonable detail the reasons for such judgment, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders or the Initiating A-2 Holders, as applicable; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) The Company shall not be required to effect or take any action to effect a registration pursuant to Section 2.2(a):

(i) after the Company has effected one (1) registration prior to January 20, 2009, pursuant to Section 2.2(a), and such registration has been declared and ordered effective (which, for purposes of this Agreement, shall mean that the registration shall have been continuously effective for one hundred eighty (180) calendar days, or until all Preferred Registrable Securities covered thereby have been sold, if earlier), in which case the Company shall not be required to effect or take any action to effect another registration pursuant to Section 2.2(a) until on or after January 20, 2009;

(ii) after the Company has effected two (2) registrations from and after January 20, 2009 pursuant to Section 2.2(a), if the Company effected one (1) registration prior to

January 20, 2009 pursuant to Section 2.2(a), and all such registrations effected by the Company have been declared and ordered effective;

(iii) after the Company has effected three (3) registrations from and after January 20, 2009 pursuant to Section 2.2(a), if the Company did not effect any registrations prior to January 20, 2009 pursuant to Section 2.2(a), and all such registrations effected by the Company have been declared and ordered effective;

(iv) if the Company, within ten (10) days of its receipt of the request from the Initiating Holders provided for in Section 2.2(a), provides written notice to all Initiating Holders of its intent to file a registration statement for its Initial Public Offering within sixty (60) days (provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective); or

(v) if the Initiating Holders propose to dispose of Preferred Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below and the Company promptly takes all actions necessary to effect a registration of all requesting Holders’ Preferred Registrable Securities pursuant to Section 2.4 below; provided that any registration of a requesting Holder’s Preferred Registrable Securities pursuant to Section 2.4 shall not constitute a demand for registration pursuant to Section 2.2(a) or Section 2.2(b).

2.3 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) calendar days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to follow-on offerings of securities of the Company or registrations effected pursuant to a demand registration initiated pursuant to Section 2.2 hereof, but excluding Special Registration Statements), and will afford each such Holder a reasonable opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within fifteen (15) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include all of such Holder’s Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, in each case subject to the terms and conditions set forth herein.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 below.

2.4 Form S-3 Registration.

After its Initial Public Offering, in case the Company shall receive from any Holder or Holders of Preferred Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Preferred Registrable Securities owned by such Holder or Holders, the Company will:

(a) within ten (10) calendar days after receipt of such notice, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Preferred Registrable Securities; and

(b) as soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Preferred Registrable Securities as are specified in such request, together with all or such portion of the Preferred Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4 in the event of any of the following:

(i) if the Company has previously effected two (2) registrations pursuant to this Section 2.4 in the calendar year in which such request is made, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Preferred Registrable Securities covered thereby have been sold, if earlier);

(ii) if Form S-3 is not available to the Company for such offering; or

(iii) if the aggregate proceeds from the sale of Preferred Registrable Securities proposed to be sold pursuant to a Form S-3 will not exceed US$1,000,000.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Preferred Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2(a), Section 2.2(b) or Section 2.3, respectively.

2.5 Underwriting.

(a) In no event will Preferred Registrable Securities be included in an Initial Public Offering unless, in the sole and absolute discretion of the managing underwriter, the inclusion of Preferred Registrable Securities would not make it impracticable or inadvisable to market the shares of Common Stock to be included in such offering. If the managing underwriter determines that Preferred Registrable Securities may be included in the Initial Public Offering, however, the number of Preferred Registrable Securities proposed to be included in such offering should be limited because the inclusion of Preferred Registrable Securities is likely to adversely impact the purchase price for the Common Stock to be included in such offering, then, upon such determination, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Company; and second, to the Holders of Preferred Registrable Securities on a pro rata basis based on the total number of Preferred Registrable Securities held by them. In no event will Common Registrable Securities be included in an Initial Public Offering.

(b) If the registration statement under which the Company gives notice under Section 2.3 is for an underwritten offering (other than with respect to an Initial Public Offering), the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters reasonably selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Holders of not less than a majority of the Preferred Registrable Securities participating in such underwritten offering). Notwithstanding any other provision contained in this Agreement, if the managing underwriter determines in good faith that the number of shares proposed to be included in an offering under Section 2.3 should be limited because the inclusion of Registrable Securities is likely to adversely impact the purchase price for the shares to be included in such offering, the number of shares that may be included in the underwriting shall, be allocated as follows: first, to the Company; provided, however, that the number of shares proposed by the Company to be included in the underwriting may be reduced by up to twenty percent (20%); and second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by them.

(c) If the Initiating Holders pursuant to Section 2.2(a) intend to distribute the Preferred Registrable Securities covered by a request made pursuant to Section 2.2(a) hereof by means of an underwriting, they shall so advise the Company as a part of any such requests and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such a registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision contained in this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by them; and second, to the Company. In no event will shares of any selling stockholder other than a Holder be included in a registration effected pursuant to Section 2.2(a) without the written consent of the Holders holding not less than a majority of the Preferred Registrable Securities then outstanding, voting as a single class, and Holders holding not less than a majority of the Common Registrable

Securities then outstanding, voting as a single class, if such inclusion would reduce the number of shares that may be included by such Holders.

(d) If the Initiating A-2 Holders pursuant to Section 2.2(b) intend to distribute the Preferred Registrable Securities covered by a request made pursuant to Section 2.2(b) hereof by means of an underwriting, they shall so advise the Company as a part of any such request and the Company shall include such information in the written notice referred to in Section 2.2(b). In such event, the right of any Holder to include its Preferred Registrable Securities in such a registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Preferred Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating A-2 Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision contained in this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Series A-2 Investors; second, to all other Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by them; and third, to the Company.

(e) If any Holders of Preferred Registrable Securities intend to distribute the Preferred Registrable Securities covered by a request made pursuant to Section 2.4 by means of an underwriting, they shall so advise the Company as a part of any such requests and the Company shall include such information in the written notice referred to in Section 2.4 hereof. In such event, the right of any Holder to include its Registrable Securities in such a registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority of the Holders requesting registration under Section 2.4 (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision contained in this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by them; and second, to the Company. In no event will shares of any selling stockholder other than a Holder be included in a registration effected pursuant to Section 2.4 without the written consent of the Holders holding not less than a majority of the Preferred Registrable Securities then outstanding, voting as a single class, and Holders holding not less than a majority of the Common Registrable Securities then outstanding, voting as a single class, if such inclusion would reduce the number of shares that may be included by such Holders.

(f) If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom by written notice to the managing underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, corporation or limited liability company, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members and stockholders and any trusts for the benefit of any of the foregoing person shall be deemed to be collectively a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

2.6 Expenses of Registration.

Except as specifically provided herein, all Registration Expenses incurred in connection with any registration effected pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2(a) or Section 2.2(b) the request for which has been subsequently withdrawn by the Initiating Holders or Initiating A-2 Holders, as applicable, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or Initiating A-2 Holders, as applicable, were not aware at the time of such request or (b) the Holders of at least a majority of Preferred Registrable Securities, voting as a single class, agree to forfeit their right to one requested registration pursuant to Section 2.2(a) in the case of a request which is subsequently withdrawn by the Initiating Holders (in which event such right shall be forfeited by all Investors). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Investors shall not forfeit their rights to request one (1) registration under Section 2.2(a).

2.7 Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible or within the applicable period specified below, as the case may be:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities on a form for which the Company then qualifies which is satisfactory to the Company and the participating Holders (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters may determine the form to be used) and use all reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred eighty (180) calendar days;

(b) Before filing a registration statement or prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein, except in the case of the preparation of the initial registration statement), at least five (5) days before filing, furnish to legal counsel for the Holders participating in such offering and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable such Holders and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by such Holders and the managing underwriter or underwriters, if any;

(c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or prospectus for the period set forth in subsection (a) above;

(d) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) Register and qualify the securities covered by such registration statement under Blue Sky laws of such jurisdictions as shall be reasonably requested by the underwriters and Holders (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 2.7(a) above, and to do any and all other acts and things that may be necessary or advisable to enable the underwriters and such Holders to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 2.7(e), (ii) subject itself to taxation in any such jurisdiction or (iii) file any general consent to service of process in any such jurisdiction));

(f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed (or, if not then listed, on such exchange(s) as requested by the Holders of at least a majority of the participating Registrable Securities or, in the case of registrations pursuant to Section 2.2(a) above, the Initiating Holders);

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable best efforts to amend or supplement such prospectus or registration statement, as applicable, in order to cause such prospectus to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) Promptly notify each Holder of Registrable Securities covered by such registration statement and the managing underwriters, if any, and (if requested by any such

Person) confirm such advice in writing: (i) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contemplated by paragraph (n) below cease to be true and correct; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) Use reasonable best efforts to furnish, on or about the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, copies of (i) the opinion, if any, of the lead legal counsel representing the Company for the purposes of such registration issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters and (ii) the letter (including any “bring-downs” related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters;

(j) Provide for a transfer agent and registrar and CUSIP number for all such shares not later than the effective date of such registration statement;

(k) Make available for inspection by any Holder, by any underwriter participating in any distribution pursuant to such registration statement and by any attorney, accountant or other agent retained by any Holder or by any such underwriter all financing and other records, pertinent corporate documents and properties (other than confidential intellectual property and trade secrets of the Company) of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy in all respects the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(m) Permit any Holder of Registrable Securities, which Holder, in its sole reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(n) Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as participating Holders or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to the participating Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the registration statement and the prospectus with the Securities Act; (ii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants, subject to such accountants’ customary procedures, addressed to the participating Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters by underwriters in connection with primary underwritten offerings; and (iii) deliver such documents and certificates as may be requested by the participating Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(o) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts to promptly to obtain the withdrawal of such order; and

(p) Use its reasonable best efforts to, within the time periods required by applicable law, file all documents and reports required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and to take any and all other actions to ensure the availability of the use of Form S-3 to the Company and the Holders.

2.8 Termination of Registration Rights.

A Holder’s registration rights shall expire on the date that (a) the Company has completed its Initial Public Offering and is subject to the provisions of the Exchange Act and (b) all Registrable Securities held by and issuable to such Holder may be sold pursuant to Rule 144(b)(1) under the Securities Act.

2.9 Furnishing Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 above that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required by applicable law to effect the registration of their Registrable Securities.

2.10 Indemnification.

(a) The Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings or settlements in respect thereof) under the Securities Act or otherwise arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document, including any preliminary document, related registration statement, notification or the like, incident to any such registration, qualification or compliance, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and each of its officers and directors, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, including any preliminary document or related registration statement or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder under an instrument duly executed by such Holder and stated in writing to be furnished by such Holder specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.10(b) exceed the proceeds from the offering received by such Holder (net of Selling Expenses), and provided further that the obligation to indemnify shall be several, and not joint, among such Holders.

(c) Each party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Party may exist with respect to such claim, shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that legal counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and, provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as in Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and to parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omissions. The amount paid by a party as a result of any loss, liability, claim, damage or expense referred to in this Section 2.10(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In any event, the amount of contribution payable by any Holder hereunder shall not exceed the proceeds from the offering received by such Holder (net of Selling Expenses) giving rise to such contribution obligation.

(e) The parties agree that it would not be just or equitable if contribution pursuant to Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering of the Company’s securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control if such provisions apply equally to all Investors participating in such underwritten public offering.

2.11 Transfer or Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be freely transferred or assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that (i) the transferor shall, within a reasonable time after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise transfer or dispose of any Common Stock (or any other securities of the Company) held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of the Common Stock (or any other securities) of the Company not to exceed one hundred eighty (180) calendar days (or such shorter period requested by the underwriters of the Common Stock) following the effective date of a registration statement of the Company filed under the Securities Act in connection with such offering. To the extent that any of the above-mentioned parties are released from the market stand-off provisions described above, such release shall be made on a pro rata basis among such parties based on their ownership of the Company’s securities.

(b) Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under this Section 2.12 or that are necessary to give further effect thereto. The obligations described in this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or any other securities) subject to the foregoing restriction until the end of the relevant market stand-off day period.

2.13 Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration after such time as a public market exists for the Common Stock, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act and the Exchange Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) As long as a Holder owns any Registrable Securities required to bear the restrictive legends set forth in Section 2.1 above, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Equivalent Foreign Rights.

Upon request of the Holders, the Company shall take such actions as may be required, including without limitation preparing and executing any necessary documents or making any required filings, to provide the Holders with rights in any foreign country or jurisdiction outside of the United States that such Holders request, that are substantially equivalent to the rights of the Holders set forth in this Section 2 and that are reasonably acceptable to such Holders.

SECTION 3

Miscellaneous

3.1 Amendment and Waiver.

(a) Except as otherwise expressly provided, the provisions of this Agreement may be amended, modified or waived only upon the written consent of the Company, the Holders of at least a majority of the Preferred Registrable Securities then outstanding, voting as a single class, and the Holders of at least a majority of the Common Registrable Securities then outstanding; provided, however, that if such amendment, waiver or modification adversely affects the rights, privileges or restrictions of the Series A-1 Preferred or the Series A-2 Preferred, as the case may be, the consent of holders of at least a majority of the Series A-1 Preferred or the Series A-2 Preferred, as applicable, in each case voting as a separate class, shall be required for such amendment, waiver or modification. If within 10 days after receipt of notice of a proposed amendment, waiver or modification of this Agreement, the holders of the Series A-1 Preferred and the Series A-2 Preferred, as applicable, do not notify the Company that such amendment, modification or waiver will adversely affect such holders, such series shall be deemed not to be adversely affected by such amendment, modification or waiver.

(b) Any amendment, modification or waiver effected in accordance with this Agreement shall be binding upon the Company, each Subsidiary, each Investor, each Common Stockholder and each Holder of Registrable Securities in accordance with the terms hereof.

3.2 Governing law; Dispute Resolution.

(a) This Agreement shall be governed in all respects by and construed under the laws of New York, without regard to principles of conflicts of law that would result in the application of the laws of another jurisdiction except that issues relating to the arbitration clause shall be governed by the Federal Arbitration Act (Chapters 1 and 2).

(b) All disputes arising out of or in connection with this Agreement shall to the extent possible be settled amicably by negotiation between the parties within 30 days from the date of written notice by any party of the existence of such dispute, and failing such amicable settlement, any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be settled by arbitration administered by the AAA in accordance with its International Arbitration Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. There shall be one arbitrator. If thirty (30) days after a claimant’s submission of the notice of arbitration, the parties cannot mutually agree on the selection of an arbitrator, then the AAA shall appoint the arbitrator. Any award(s) entered by the arbitrator shall be final and binding on the parties, and each party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal or collateral attack. Judgment upon any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c) EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.2(c).

(d) Except as may be required by law, no party nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration.

(e) Each of the parties hereto acknowledges and agrees that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. Accordingly nothing in this Agreement shall prevent any party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. Each party hereto specifically waives any claim or defense that there is an adequate remedy at law for any breach. After the arbitrator is appointed, the arbitrator shall have sole jurisdiction to consider applications for provisional measures or other equitable relief, and any relief ordered by the arbitrator may be specifically enforced by any court of competent jurisdiction.

3.3 Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time.

3.4 Entire Agreement.

This Agreement, the exhibits and schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein and therein.

3.5 Severability.

In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.6 Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such Holder’s part of any provisions or conditions of this

Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative,

3.7 Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise;

(a) if to any Holder, at such address or facsimile number as shown in the Company’s records, or, until any such Holder so furnishes an address or facsimile number to the Company, then to and at the address of the last Holder of the Registrable Securities in question for which the Company has contact information in its records; or

(b) if to the Company, one copy should be sent to its address or facsimile number set forth on the signature pages hereof and addressed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy to Jonathan Klein, Esq., DLA Piper US LLP, 1251 Avenue of the Americas, New York, New York 10020.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given: (a) upon delivery, if personally delivered; (b) three (3) business days after pre-paid deposit for next business day delivery with a commercial courier service (e.g., DHL or FedEx); (c) five (5) business days after deposit, postage pre-paid, with fast class airmail (which airmail must be certified or registered); or (d) upon confirmation of facsimile transfer when sent by facsimile.

3.8 Attorneys’ Fees.

In the event that any arbitration, suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

3.9 Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10 Limitation on Subsequent Rights.

After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Preferred Registrable Securities then outstanding, voting as a single class, and the Holders of at least a majority of the Common Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant to such holder or prospective holder the right, other than as set forth herein, to request the Company to register any securities of the Company except such rights as are not inconsistent with the rights granted to the Holders herein or which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.2, Section 2.3 or Section 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of such Holders which is included.

3.11 Non-Business Days.

Notwithstanding anything to the contrary contained herein, in the event that any calendar day referred to in this Agreement falls on a Saturday, Sunday or a legal holiday for commercial banks in New York, New York (each a “Non-Business Day”), then any transaction or notice that must be effected or delivered on such a Non-Business Day will instead be required to be effected or delivered on the next day that is not a Non-Business Day.

3.12 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.13 Telecopy Execution and Delivery.

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof

(Remainder of the page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

EPAM SYSTEMS, INC.

By:	/s/ Arkadiy Dobkin
Arkadiy Dobkin
President and Chief Executive Officer

Address:	Princeton Pike Corporate Center 989 Lenox Drive, Suite 305 Lawrenceville, New Jersey 08648

Fax Number:	(609) 844-0415

SERIES A-1 INVESTORS:

RUSSIA PARTNERS II, LP

By:	Russia Partners Capital II M, LLC
Its General Partner

By:	/s/ illegible
Managing Director

(Representing 58.26% of the Company’s issued and outstanding Series A-1 Preferred Stock)

RUSSIA PARTNERS II EPAM FUND, LP

By:	Russia Partners Capital II E, LLC Its General Partner

By:	/s/ Donald P. Spencer
Donald P. Spencer, Managing Director

(Representing 41.74% of the Company’s issued and outstanding Series A-1 Preferred Stock)

Signature Page to Registration Rights Agreement

SERIES A-2 INVESTOR

SIGNATURE PAGE

INSTRUCTIONS

Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity	Agrera Investments Limited

Signature:	/s/ Arta Antoniou

Print Name:	Arta Antoniou

Title/Capacity/ Co-Ownership:	Director

Address:	Arch. Makariou III, 2-4 Capital Center, 9th Floor P.C. 1065 Nicosia, Cyprus

SERIES A-2 INVESTOR

SIGNATURE PAGE

INSTRUCTIONS

Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity	Moxham Enterprises Limited

Signature:	/s/ Arta Antoniou

Print Name:	Arta Antoniou

Title/Capacity/ Co-Ownership:	Director

Address:	Arch. Makariou III, 2-4 Capital Center, 9th Floor P.C. 1065 Nicosia, Cyprus

SERIES A-2 INVESTOR

SIGNATURE PAGE

INSTRUCTIONS

Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity	Euroventures III Limited Partnership

Signature:	/s/ PG Radford	/s/ GR Tostevian

Print Name:	PG Radford	GR Tostevian

Title/Capacity/ Co-Ownership:	Director	Authorized Signatory

Address:	Bordeaux Court Les Echelons St. Peter Port Guernsey

SERIES A-2 INVESTOR

SIGNATURE PAGE

INSTRUCTIONS

Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity	CIPO INVESTMENTS LTD

Signature:	/s/ Steven R. Philipp

Print Name:	Steven R. Philipp

Title/Capacity/ Co-Ownership:	Director

Address:	4 Andreas Zakos Street Engomi 2404 Nicosia, Cyprus

SERIES A-2 INVESTOR

SIGNATURE PAGE

INSTRUCTIONS

Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity	David E Scott

Signature:	/s/ David E Scott

Print Name:	David E Scott

Title/Capacity/ Co-Ownership:

Address:	1712 Scott Dr. Newtown PA 18940

COMMON STOCKHOLDER

SIGNATURE PAGE

INSTRUCTIONS

Individual	Sign Below
Co-Owners	Each Co-Owner must sign below
Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity/Individual	Arkadiy Dobkin

Signature:	/s/ Arkadiy Dobkin

Print Name:	Arkadiy Dobkin

Title/Capacity/ Co-Ownership:	CEO

Address:	c/o EPAM Systems, Inc.

Princeton Pike Corporate Center 989 Lenox Drive, Suite 305

Lawrenceville, New Jersey 08645

COMMON STOCKHOLDER

SIGNATURE PAGE

INSTRUCTIONS

Individual	Sign Below
Co-Owners	Each Co-Owner must sign below
Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity/Individual	Russia Partners II, LP

Signature:	/s/ Donald P. Spencer

Print Name:	Donald P. Spencer

Title/Capacity/ Co-Ownership:	Managing Director of General Partner

Address:	c/o Siguler Guff. 825 Third Avenue, 10th Floor

New York NY 10012

USA

COMMON STOCKHOLDER

SIGNATURE PAGE

INSTRUCTIONS

Individual	Sign Below
Co-Owners	Each Co-Owner must sign below
Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity/Individual	Russia Partners II EPAM Fund B, LP

Signature:	/s/ Donald P. Spencer

Print Name:	Donald P. Spencer

Title/Capacity/ Co-Ownership:	Managing Director of General Partner

Address:	c/o Siguler Guff. 825 Third Avenue, 10th Floor

New York NY 10012

USA

COMMON STOCKHOLDER

SIGNATURE PAGE

INSTRUCTIONS

Individual	Sign Below
Co-Owners	Each Co-Owner must sign below
Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity/Individual	Anatoly Gaverdovskiy

Signature:		/s/ Anatoly Gaverdovskiy

Print Name:		Anatoly Gaverdovskiy

Title/Capacity/ Co-Ownership:		Senior Vice President / Co Owner

Address:	c/o EPAM Systems, Inc.	Anatoly Gaverdovskiy

	Princeton Pike Corporate Center 989 Lenox Drive, Suite 305	20, Kluchevaya str, 240 Moscow Russia 115612

Lawrenceville, New Jersey 08645

COMMON STOCKHOLDER

SIGNATURE PAGE

INSTRUCTIONS

Individual	Sign Below
Co-Owners	Each Co-Owner must sign below
Corporation/Partnership/Trust Other Entity	Sign below and indicate capacity (e.g. Managing Director, President, Managing Partner)

Name of Entity/Individual	Landmark Business Development Limited

Signature:	/s/ David E Springate	/s/ Phillipa S Orchard

Print Name:	David E Springate	Phillipa S Orchard

Title/Capacity/ Co-Ownership:	Director	Director

Address:	PO Box 398	PO Box 398

	11 Bath Street St. Helier Jersey	11 Bath Street St. Helier Jersey

SCHEDULE 1

SHAREHOLDERS

1. Series A-1 Investors:

Russia Partners II, LP

Russia Partner II EPAM Fund, LP

Russia Partners II EPAM Fund B, LP

2. Series A-2 Investors:

Moxham Enterprises Limited

Agrera Investments Limited

CIPO Investments Limited

EUROVENTURES III LIMITED PARTNERSHIP

3. Common Stockholders:

Russia Partners II, LP

Landmark Business Development Limited (for the benefit of Karl Robb)

Landmark Business Development Limited (for the benefit of Balazs Fejes)

Redlodge Holdings Limited (for the benefit of Balazs Fejes)

Matthew Duggan

Jan-Erik Lundberg

Michael (“Mike”) Simon

Scott Kerth

Alexander Dembitz

Esther Dyson

Christopher R. Houle

Nepal Holdings Inc.

Ralph McElroy

Giles McNamee

Arkadiy Dobkin

David Scott

Irrevocable Trust Agreement U/A Kendall T. Scott dated July 7, 2006

Irrevocable Trust Agreement U/A Lyric S. Scott dated July 7, 2006

Irrevocable Trust Agreement U/A Mattox D. Scott dated July 7, 2006

Leonid Lozner

Konstantin Siniushin

Sergey Kolpikov

Sergey Yezkhov

Top S Networks Limited

Russia Partners II EPAM Fund B, LP

Maksim Bahratsou

Anatoly Gaverdovsky

Adam Toth

Istvan Kemeny

Lajos Papp

Balazs Fejes2

Gregory Frenkel

Michael Lazor

Mark Bisker

General Asset Management LLC

Roman Polurpanov

Alexander Rivkind

Yuri Orlov